Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Chase Industries Inc. on Form S-8 (File Nos. 33-87278, 333-28443, 333-28445 and 333-28447) of our report dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Chase Industries Inc. as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report of Form 10-K.


/s/ PricewaterhouseCoopers LLP

Detroit Michigan
March 29, 1999